UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

SMG INDIUM RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2011, Richard Morena notified SMG Indium Resources Ltd. (the “Company”) that effective immediately, he is resigning from his position as Chief Financial Officer of the Company. Mr. Morena’s resignation is purely personal in nature and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 22, 2011, the Company’s board of directors appointed Mary E. Paetzold, age 61, as the Chief Financial Officer of the Company, and Mary E. Paetzold accepted such appointment, to fill the vacancy resulting from the resignation of Mr. Morena.

Ms. Paetzold is a Certified Public Accountant with over 35 years of experience with the audit, accounting, internal control and finance functions of public and private companies. From 2002 to the present, Ms. Paetzold has served as a director, chairman of the audit committee, and member of the compensation, nominating and governance committees, respectively, for Immunomedics, Inc., a publicly traded biotechnology company. From 2003 to 2011, she served as a director and chairman of the audit committee of Orthovita Inc., a publicly traded orthobiologics and biosurgery company that was acquired by Stryker Corporation in June 2011. From January 2008 to December 2008, she was an adjunct professor at the Cameron School of Business at the University of North Carolina at Wilmington. From 1994 through February 2000, she served as Vice President, Chief Financial Officer and Director (1996-1997) of Ecogen Inc, a publically traded agricultural biotechnology company. From 1973 to 1994, Ms. Paetzold practiced with KPMG Peat Marwick, LLP, predecessor to KPMG, LLP, serving as an audit partner from 1984 to 1994. Ms. Paetzold has a Bachelor of Arts in Mathematics from Montclair State University and received her certification from the New Jersey Board of Accountancy in 1977. Ms. Paetzold's extensive experience serving as a Certified Public Accountant, audit partner, and the chairman of various audit committees for publicly traded companies qualify her to serve as the Company's Chief Financial Officer.

Pursuant to the Company's compensation policies, Ms. Paetzold will receive annual compensation of $50,000 and was granted stock options to acquire 2,500 shares of the Company’s common stock under the Company’s 2008 Long Term Incentive Compensation Plan, at an exercise price of $4.51 per share, which was the fair market value at the date of grant. Such options vest immediately and expire on July 22, 2016. On a quarterly basis, Ms. Paetzold will be granted additional five-year options to acquire 2,500 shares of the Company’s common stock, up to an aggregate of 10,000 shares per annum, at fair market value at each grant date, vesting immediately.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Form of Option Agreement pursuant to the 2008 Long Term Incentive Compensation Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2011	SMG INDIUM RESOURCES LTD.

By: /s/ Ailon Z. Grushkin
Name: Ailon Z. Grushkin Title: President

3